EXHIBIT 10.6(d)

                              EMPLOYMENT AGREEMENT
                          BETWEEN INNKEEPERS USA TRUST
                               AND MARK A. MURPHY

                  THIS EMPLOYMENT AGREEMENT effective March 31, 1997, between INNKEEPERS USA TRUST, a Maryland real estate investment trust (the "Company"), and MARK A. MURPHY (the "Executive"), recites and provides as follows:

                              W I T N E S S E T H:

                  WHEREAS, the Company is a self-advised equity real estate investment trust which has been formed to own hotel properties (the "Hotel") directly and through its subsidiaries; and

                  WHEREAS, the Company desires to employ the Executive to devote substantially all of his time (as defined in paragraph 4 hereunder) to the business of the Company and to serve as the Vice President, General Counsel, and Secretary of the Company; and

                  WHEREAS, the Executive desires to be so employed on the terms and subject to the conditions hereinafter stated.

                  NOW, THEREFORE, in consideration of the premises and mutual obligations hereinafter set forth, the parties agree as follows:

                  1. RECITALS. The above recitals are incorporated by reference herein and made a part hereof as set forth verbatim.

                  2. EMPLOYMENT. The Company shall employ the Executive, and the Executive agrees to be so employed, in the capacity of Vice President, General Counsel, and Secretary of the Company to serve for the Term (as hereinafter defined) hereof, subject to earlier termination as hereinafter provided.

                  3. TERM. The term of the Executive's employment hereunder (the "Term") shall be for a period of five (5) years commencing on March 31, 1997, and continuing until December 31, 2002, unless terminated earlier as provided herein. If neither the Company nor the Executive has provided the other with written notice of an intention to terminate this Agreement at least thirty (30) days before the end of the Term (or any subsequent renewal period), this Agreement will automatically renew for successive twelve (12) month periods.


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                  4.       SERVICES. The Executive shall devote 100% of his
time, attention and effort to the Company's affairs. The Executive shall have full authority and responsibility, subject to the general direction, approval and control of the Company's President, Chief Executive Officer, and Board of Trustees for formulating policies and administering the Company in all respects.

                  5.       COMPENSATION.

                           (a) BASE SALARY. During the Term, the Company shall
pay the Executive for his services an annual Base Salary equal to $125,000.00, subject to any increases approved by the Company's Board of Trustees and an automatic annual adjustment based on any increase in the United States Consumer Price Index for Wage Earners & Clerical Workers, United States Average, All Items (1982-1984) (the "CPI") plus five percent (5%). The initial CPI adjustment shall occur on January 1, 1998 and shall be based upon the percentage increase in the CPI since January 1, 1997 (plus five percent (5%)). Subsequent adjustments shall occur on January 1 of each year based on the percentage increase in the CPI since the last adjustment date (plus five percent (5%)). The Executive's Base Salary shall also be subject to such increases as may be approved by the Company's Board of Trustees, in its sole discretion. Such Base Salary shall be paid in twenty-six (26) bi-weekly installments. Any increase in Base Salary shall not serve to limit or reduce any other obligations to the Executive under this Agreement.

                           (b) ANNUAL BONUS. In addition to the annual Base
Salary in Section 5(a) above, the Executive shall be entitled to a cash bonus, payable on or before April 1 of the following year determined as follows: the Executive shall be entitled to receive a cash bonus equal to the percentage increase in Funds From Operations (as defined below, "FFO") per share over the prior year, multiplied by the then current base salary. The maximum cash bonus payable to the Executive pursuant to this Section 5(b) shall be equal to 100% of the annual Base Salary described in Section 5(a) above. For the purposes of this
Section 5(b), FFO will mean net income (loss) computed in accordance with generally accepted accounting principals, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and real estate amortization, and after adjustments for unconsolidated partnerships and joint ventures, as the same may be adjusted from


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time to time by the National Association of Real Estate Investment Trusts.

                           (c) STOCK OPTIONS. In addition to the Base Salary and
Annual Bonus indicated in (a) and (b) above, the Executive's compensation shall include any and all stock options presently outstanding or granted by the Company in the future.

                  6. BENEFITS. The Company agrees to provide the Executive with the following benefits:

                           (a) VACATION. The Executive shall be entitled each
year to a vacation, during which time his compensation shall be paid in full. The time allotted for such vacation shall be an aggregate three (3) weeks. In the year Executive terminates employment, he shall be entitled to receive a prorated paid vacation based upon the amount of time that he has worked during the year of termination. In the event that he has not taken his vacation time computed on a prorated basis, he shall be paid, at his regular rate of pay, for unused vacation. In the event Executive has taken more vacation time than allotted for the year of termination, there shall be no reduction in compensation otherwise payable hereunder.

                           (b) EMPLOYEE BENEFITS. During the Term of this
Agreement, the Executive and/or the Executive's family, as the case may be, shall be entitled to all rights, benefits and privileges to which other management level employees of the Company are entitled, including, but not limited to, any retirement, pension, profit-sharing, insurance, hospital, or other plans which may now be in effect or which may hereafter be adopted by the Company. Regarding life insurance, the Executive shall have the right to name the beneficiary of such life insurance policy.

                  7. EXPENSES. The Company recognizes that the Executive will have to incur certain out-of-pocket expenses, including, but not limited to travel expenses, related to his services and the Company's business, and the Company agrees to promptly reimburse the Executive for all reasonable expenses necessarily incurred by him in the performance of his duties to the Company upon presentation of a voucher or documentation indicating the amount and business purposes of any such expenses. These expenses include, but are not limited to, travel, meals, entertainment, etc.


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                  8.       OFFICE AND SUPPORT STAFF. During the term of this
Agreement, the Executive shall be entitled to an office of a size and with furnishings and other appointments, and to secretarial and other assistants, at least equal to those provided to other management level employees of the Company.

                  9.       TERMINATION.

                           (a) GROUNDS. This Agreement shall terminate in the
event of the Executive's death. In the case of the Executive's Disability, the Company may elect to terminate the Executive as a result of such Disability. Where appropriate, the Company also may terminate the Executive pursuant to a Termination With Cause. Finally, the Executive may terminate his employment with the Company pursuant to either a Voluntary Termination or a Voluntary Termination for Good Reason. For purposes of this Agreement, Disability, Voluntary Termination, Voluntary Termination for Good Reason, and Termination With Cause are defined in Section 10 of this Agreement.

                           (b) NOTICE OF TERMINATION. Any termination by the
Company or the Executive (other than upon death) shall be communicated by Notice of Termination to the Executive or the Company, as applicable. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and the specific ground for termination; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination; and
(iii) the date of termination in accordance with 9(c) below. The failure of the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

                           (c) DATE OF TERMINATION. "Date of Termination" means
(i) if the Company intends to treat the termination as a termination based upon the Executive's Disability, the Executive's employment with the Company shall terminate effective on the sixtieth day after receipt of Notice of Termination by the Company, provided that, within thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties; (ii) if the Executive's employment is terminated by reason of Death, the Date of Termination shall be the date of death of the Executive; (iii)if the Executive's employment


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is terminated by reason of Voluntary Termination, the Date of Termination shall be thirty (30) days from the date of the Notice of Termination. In addition, the Executive shall be deemed to have terminated his employment by Voluntary Termination if the Executive voluntarily refuses to provide substantially all the services described in Section 4 hereof for a period greater than four (4) consecutive weeks; In such event, the Date of Termination shall be the day after the last day of such four-week period; (iv) if the Company intends to treat the termination as a Termination With Cause based upon the grounds described in clauses 10 (c) (i) and (ii), then Termination shall be effective upon Notice as defined in this Agreement; (v) if the Company intends to treat the termination as a Termination With Cause based upon the grounds described in clauses 10 (c)
(iii) and (iv) of this Agreement, the Company shall provide the Executive written notice of such grounds for termination and the Executive shall have a period of thirty (30) days to cure such cause to the reasonable satisfaction of the Chairman of the Board, failing which employment shall be deemed terminated at the end of such thirty (30) day period; and (vi) if the Executive's employment is terminated by reason of Voluntary Termination for Good Reason, the date of termination shall be thirty (30) days after the date of the Notice of Termination if the cause is not cured.

                  10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following definitions:

                           (a) "DISABILITY" means a complete physical or mental
inability, confirmed by three (3) independent licensed physicians, to perform substantially all of the services described in Section 3 hereof that continues for a period of one hundred twenty (120) consecutive days.

                           (b) "VOLUNTARY TERMINATION" means the Executive's
voluntary termination of his employment, other than a Voluntary Termination for Good Reason, hereunder for any reason. For purposes of this Section 10, voluntary refusal to perform services shall not include taking a vacation in accordance with Section 6(a) hereof, the Executive's failure to perform services on account of his illness or the illness of a member of his immediate family, provided such illness is adequately substantiated at the reasonable request of the Company, or any other absence from service with the written consent of the Board of Directors.


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                           (c) "TERMINATION WITH CAUSE" means the termination of
the Executive's employment by act of the Company's Board of Directors for any of the following reasons:

                                    (i) the Executive's conviction of a crime
                           involving some act of dishonesty or moral turpitude (specifically excepting simple misdemeanors not involving acts of dishonesty and all traffic violations);

                                    (ii) the Executive's theft, embezzlement,
                           misappropriation of or intentional and malicious infliction of damage to the Company's property or business opportunity;

                                    (iii) the Executive's abuse of alcohol,
                           drugs or other substances as determined by an independent medical physician; or

                                    (iv) the Executive engages in gross
                           dereliction of duties, repeated refusal to perform assigned duties consistent with his position or repeated violation of the Company's written policies after written warning.

                           (d) VOLUNTARY TERMINATION FOR "GOOD REASON" means the
Executive's termination of his employment hereunder following an intentional breach by the Company of any material provision of this Agreement if such breach continues for a period of thirty (30) days after the board of trustees of the Company receives written notice of such breach. For purposes of this Agreement, such breaches include, but are not limited to, the following:

                                    (i) a material modification by the Company,
                           and/or its affiliates, of the Executive's duties, functions and responsibilities as in effect immediately before such modification without the Executive's written consent;

                                    (ii) the failure of the Company, and/or its
                           affiliates, to permit the Executive to exercise such responsibilities as are consistent with the Executive's position and are of such a nature as


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                           are usually associated with such offices or positions
                           of a company engaged in the same business as the Company for which the Executive performs services;

                                    (iii) a requirement by the Company, and/or
                           its affiliates, that the Executive relocate his employment more than fifty (50) miles from Palm Beach County, Florida, without the Executive's written consent; or

                                    (iv) a reduction in the Executive's Base
                           Salary.

                  11. COMPENSATION UPON TERMINATION-OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) If the Executive shall suffer a death, termination hereunder based upon Executive's Disability or Voluntary Termination for Good Reason, as defined under Section 10, then the Company shall pay the Executive cash compensation in a lump sum equal to (a) the Executive's then current annual Base Salary, (b) plus the average of the bonus paid to the Executive for the previous year and the annualized bonus accrual for the Executive for the then-current year, (c) multiplied by three (3), (d) minus all disability proceeds received by the Executive under any disability insurance policies paid for by the Company. The Company shall also be responsible for the following:

                                    (i) the Executive's full Base Salary up to
                           the Date of Termination at the rate in effect on the Date of Termination;

                                    (ii) any stock option rights possessed by
                           the Executive;

                                    (iii) the product of the Annual Bonus paid
                           to the Executive for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

                                    (iv) any compensation previously deferred by
                           the Executive (together with any accrued interest thereon) and not yet paid by the Company and any


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                           accrued vacation pay not yet paid by the Company; and

                                    (v) any other amounts or benefits owing to,
                           or accrued or vested for the account of, the Executive under the then-applicable employee benefit plans or policy of the Company. All such accrued obligations shall be paid to the Executive in a lump sum, in cash, within ninety (90) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the benefits provided by the Company, under such plans, programs and policies relating to family death benefits, if any, in accordance with the most favorable policies of the Company.

                  (b) If the Executive shall suffer a Termination With Cause or a Voluntary Termination, then the Executive shall not be entitled to any compensation after the effective date of such Termination With Cause or Voluntary Termination (except compensation accrued but unpaid as of such effective date, including any vested or accrued options, shares or similar grants by the Company).

                  12. CHANGE IN CONTROL. In the event of a Change in Control, as defined below, either the Executive or the Company, shall have the option to terminate Executive's employment.

                           (a) NOTICE. Written notice that a "Change in Control"
has occurred must be delivered by the Company within ten (10) days after such "Change in Control" occurs. Proper notice to effectuate a termination upon Change in Control shall be effective the date either the Executive or the Company receives written notice which (i) indicates that this Employment Agreement is being terminated on the basis of Change in Control, and, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.


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                           (b)  DEFINITIONS - CHANGE IN CONTROL.

                                    (1) ACQUIRING PERSON means that a Person,
considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty (30) percent of the Companies' then outstanding securities entitled to vote generally in the election of the Board.

                                    (2) AFFILIATE means any "subsidiary" or
"parent" corporation (within the meaning of Section 424 of the Code) of the Companies.

                                    (3) BOARD means the Board of Directors of
the Companies.

                                    (4) CONTROL AFFILIATE, with respect to any
Person, means an Affiliate as defined in Rule 12B-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

                                    (5) EXCHANGE ACT means the Securities
Exchange Act of 1934, as amended and as in effect from time to time.

                                    (6) PERSON means any human being, firm,
corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership , or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. The term Person does not include the Companies or any related entity within the meaning of Code Section 1563(a), 414(b) or 414(c), and the term Person does not include any employee-benefit plan maintained by the Companies or by any Related Entity, and any Person or entity organized, appointed, or established by the Companies or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan, or such Person or entity is a Person.

                                    (7) "CHANGE IN CONTROL". For purposes of
this Agreement, a "Change in Control" shall mean any of the following events:

                                    (i)  In the event a Person is or becomes an
                           Acquiring Person;


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                                    (ii) In the event a Person enters into an
                           agreement that would result in that Person's becoming an Acquiring Person;

                                    (iii) In the event that the Company enters
                           into any agreement with a Person that involves the transfer of at least fifty (50) percent of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission;

                                    (iv) In the event that the Company enters
                           into an agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange;

                                    (v) In the event the individuals who, as of
                           the date of this Agreement, are members of the Board, cease for any reason to constitute a majority of the members of the Board;

                                    (vi) A complete liquidation or dissolution
                           of the Company; or,

                                    (vii) Notwithstanding the foregoing, a
                           Change in Control shall not be deemed to control solely because any Person acquired Beneficial Ownership as defined in the Exchange Act of more than the permitted amount of the then outstanding securities as a result of the acquisition of securities by the Company which by reducing the number of securities then outstanding, increases the proportional number of shares Beneficially Owned by the subject Person(s), provided that if a Change in Control would occur as a result of the acquisition of securities by the Company, and after such share acquisition by the Company, the Person becomes the Beneficial Owner of any additional securities which increases the percentage of the then outstanding securities Beneficially Owned by the subject Person, then a Change in Control shall occur.


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                  (c) COMPENSATION UPON TERMINATION BASED UPON CHANGE IN CONTROL
- PAYMENT OF EXCISE TAXES. If a termination occurs upon a Change in Control as defined above, then the Company shall pay the Executive those same amounts at the same time as indicated in Section 11 (i) - (v) (a "Termination Payment"). In addition, if the excise tax on "excess parachute payments," as defined in
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), will be imposed on the Executive under Code Section 4999 as a result of the Executive's receipt of the Termination Payment or any other payment, benefit, or compensation (without regard to the "Additional Amount" described below) which the Executive receives or has the right to receive from the Company or any of its affiliates (the "Change of Control Benefits"), the Company shall indemnify the Executive and hold him harmless against all claims, losses, damages, penalties, expenses, and excise taxes. To effect this indemnification, the Company shall pay to the Executive the "Additional Amount" described in this
Section 12(c). The Additional Amount shall be the amount that is sufficient to indemnify and hold the Executive harmless from the application of Code Section 280G and 4999 of the Code, including the amount of (i) the excise tax that will be imposed on the Executive under Section 4999 of the Code with respect to the Change of Control Benefits; (ii) the additional (A) excise tax under Section
4999 of the Code, (B) hospital insurance tax under Section 3111(b) of the Code, and (C) federal, state and local income taxes for which the Executive is or will be liable on account of the payment of the amount described in item (i); and
(iii) the further excise, hospital insurance and income taxes for which the Executive is or will be liable on account of the payment of the amount described in item (ii) and this item (iii) and any other indemnification payment under this Section 12(c). The Additional Amount shall be calculated and paid to the Executive at the time that the Termination Payment is paid to the Executive. In calculating the Additional Amount, the highest marginal rates of federal and applicable state and local income taxes applicable to individuals and in effect for the year in which the Change of Control occurs shall be used. Nothing in this Section 12(c) shall give the Executive the right to receive indemnification from the Company or its affiliates for federal, state or local income taxes or hospital insurance taxes payable solely as a result of the Executive's receipt of (a) the Termination Payment or (b) any additional payment, benefit or compensation OTHER THAN additional compensation in the form of the excise tax payment specified in item (i) above. As specified in items (ii) and (iii) above, all income, hospital


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insurance and additional excise taxes resulting from additional compensation in the form of the excise tax payment specified in item (i) above shall be paid to the Executive.

                           The provisions of this Section 12(c) are illustrated
by the following example:

                           Assume that the Termination Payment and all other
Change of Control Benefits result in a total federal, state and local income tax and hospital insurance tax liability of $180,000; and an excise tax liability under Code Section 4999 of $70,000. Under such circumstances, the Executive is solely responsible for the $180,000 income and hospital insurance tax liability; and the Company must pay to the Executive $70,000, plus an amount necessary to indemnify the Executive for all federal, state and local income taxes, hospital insurance taxes, and excise taxes that will result from the $70,000 payment to the Executive and from all further indemnification to the Executive of taxes attributable to the initial $70,000 payment.

                  13. CONFIDENTIAL INFORMATION. The executive recognizes that the Company's business interests require a confidential relationship between the Company and the Executive and the fullest practical protection and confidential treatment of their trade secrets, operating manuals, marketing techniques, designs, concepts, franchise operation and system management programs, customer lists, innovations and improvements (collectively, "Information") that will be conceived or learned by him in the course of his employment with the Company. Accordingly, the Executive agrees, both during and after termination of his employment, to keep secret and to treat confidentially all of the Company's Information and not to use or aid others in using any such Information in competition with the Company. The obligation set forth in this Paragraph 13 shall exist during the Executive's employment and shall continue after the termination of the Executive's employment for so long as any of the Company's Information retains any confidentiality.

                  14. NOTICES. All notices or deliveries authorized or required pursuant to this Agreement shall be deemed to have been given when in writing and personally delivered or three (3) days following the date when deposited in the U.S. mail, certified, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other addresses as either may designate in writing to the other party:


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                       To the Company:    INNKEEPERS USA TRUST
                                          Attn: Mr. Jeffrey H. Fisher
                                          306 Royal Poinciana Way
                                          Palm Beach, FL 33487

                       To the Executive:  MARK A. MURPHY
                                          218 Almeria Road
                                          West Palm Beach, FL 33405

                  15. ENTIRE AGREEMENT. This Agreement contained the entire understanding between the parties hereto with respect to the subject matter hereof and shall not be modified in any manner except by instrument in writing signed, by or on behalf of, the parties hereto. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

                  16. ARBITRATION. Any claim or controversy arising out of, or relating to, this Agreement or its breach, shall be settled by arbitration in Palm Beach County, Florida in accordance with the governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court of competent jurisdiction. In the event one of the parties hereto requests an arbitration proceeding under this Agreement, such proceeding shall commence within 30 days from the date of such request. The prevailing party shall be entitled to reasonable attorney's fees and costs.

                  17. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

                  18. NO SETOFF. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by a setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Executive under the provisions of this Agreement.

                  19. ASSIGNMENT. The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement. The Executive's rights and obligations under this


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Agreement shall insure to the benefit of and shall be binding upon the
Executive's successors and assigns.

                  20. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the _____ day of April, 1998.

                                   THE COMPANY:

                                   INNKEEPERS USA TRUST, a Maryland
                                   real estate investment trust

                                   By: _________________________________________
                                       Jeffrey H. Fisher
                                       Title: Chairman of the Board, Chief
                                              Executive Officer and President

                                   EXECUTIVE:


                                   By: _________________________________________
                                       Mark A. Murphy




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AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 13, 2000, between INNKEEPERS USA TRUST, a Maryland real estate investment trust ("Company"), and MARK A. MURPHY ("Executive"), recites and provides as follows:

         WHEREAS, the Company and Executive entered into an Employment Agreement effective February 1, 1997 ("Employment Agreement"); and

         WHEREAS, the parties have agreed to amend the Employment Agreement to provide for an increased Base Salary and extend the term.

         NOW, THEREFORE, in consideration of the premises and mutual obligations set forth herein and in the Employment Agreement, the parties hereto hereby agree as follows:

         1. The first sentence of Section 3 of the Employment Agreement shall be deleted and replaced in its entirety with the following:

         "The term of the Executive's employment hereunder (the "Term") shall expire on January 2, 2004, unless terminated earlier as provided herein."

         2. Section 5(a) of the Employment Agreement is hereby amended to provide for an annual Base Salary in 2001 of $196,690, subject to increase in each subsequent year of the Term as set forth in Section 5(a).

         3. Section 6(a) of the Employment Agreement is hereby amended to delete the second sentence thereof in its entirety and replace it with the following:

         "The time allotted for such vacation shall be an aggregate of four (4) weeks."

         4. The terms and provisions of the Employment Agreement shall not be deemed to have been changed except as expressly modified hereby, and as so modified the Employment Agreement shall remain in full force and effect.

         5. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the 13th day of November, 2000.




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                             THE COMPANY:


                             INNKEEPERS USA TRUST, a Maryland real estate investment trust


                             By:  ______________________
                                  Jeffrey H. Fisher
                             Its: Chairman of the Board, Chief Executive Officer
                                  and President

                             EXECUTIVE:


                             ___________________________
                             MARK A. MURPHY


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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of October 9, 1998, between INNKEEPERS USA TRUST, a Maryland real estate investment trust ("Company"), and MARK A. MURPHY ("Executive"), recites and provides as follows:

         WHEREAS, the Company and Executive entered into an Employment Agreement effective March 31, 1997 ("Employment Agreement"); and

         WHEREAS, the parties have agreed to amend the Employment Agreement to provide for an increased Base Salary and revised Annual Bonus formula.

         NOW, THEREFORE, in consideration of the premises and mutual obligations set forth herein and in the Employment Agreement, the parties hereto hereby agree as follows:

         1. Section 5(a) of the Employment Agreement is hereby amended to provide for an annual Base Salary in 1999 of $150,000.00, subject to increase in each subsequent year of the Term as set forth in Section 5(a).

         2. Section 5(b) is hereby deleted in its entirety and replaced with the following:

         "(b) ANNUAL BONUS. In addition to the annual Base Salary in Section 5(a) above, the Executive shall be eligible for a cash bonus each year, payable on or before April 1 of the following year, determined as follows:

                  (i) The Executive shall be entitled to receive a cash bonus equal to $25,000 if the Company achieves funds from operations ("FFO") per share for the year equal to ninety-five percent (95%) of the FFO per share budget for the year, as estimated by the Company and set forth in the budget presented to the Board of Trustees at the first Board meeting of the year;

                  (ii) The Executive shall be entitled to receive an additional cash bonus equal to $25,000 if the Company achieves FFO per share for the year equal to one-hundred percent (100%) of the FFO per share budget for the year, as estimated by the Company and set forth in the budget presented to the Board of Trustees at the first Board meeting of the year;

                  (iii) The Executive shall be entitled to receive a cash bonus equal to $25,000 if the Company achieves FFO per share for the year equal to one hundred five percent (105%) of the FFO per share budget for the year, as estimated by the Company and set forth in the budget presented to the Board of Trustees at the first Board meeting of the year; and

                  (iv) The Executive shall be entitled to receive an additional cash bonus of up to $25,000 if and to the extent approved by the Compensation Committee of the Board."

         3. The terms and provisions of the Employment Agreement shall not be deemed to have been changed except as expressly modified hereby, and as so modified the Employment Agreement shall remain in full force and effect.

         4. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the _____ day of November, 1998.


                             THE COMPANY:

                             INNKEEPERS USA TRUST, a Maryland real estate investment trust


                             By:  _______________________
                                  Jeffrey H. Fisher
                             Its: Chairman of the Board, Chief Executive Officer
                                  and President


                             EXECUTIVE:


                             ____________________________
                             MARK A. MURPHY


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